Amendment No. 1 to the
Fourth Amended and Restated Fund Participation Agreement,
dated April 28, 2008,
between
ING USA Annuity and Life Insurance Company,
ReliaStar Life Insurance Company of New York,
ING Investors Trust,
ING Investments, LLC,
ING Investments Distributor, LLC,
American Funds Insurance Series and
Capital Research and Management Company

All defined terms in the Agreement are applicable to this Amendment.

Effective December 14, 2010, the Agreement is amended as follows:

Appendix C is hereby deleted in its entirety and replaced with the following:

Appendix C

Portfolios and Corresponding Master Funds

ING Investors Trust Portfolios:	**American Funds Insurance Series Master Funds:**
• ING American Funds Asset Allocation Portfolio	• American Funds Insurance Series Asset Allocation Fund (Class 1 Shares)
• ING American Funds Bond Portfolio	• American Funds Insurance Series Bond Fund (Class 1 Shares)
• ING American Funds Global Growth and Income Portfolio	• American Funds Insurance Series Global Growth and Income Fund (Class 1 Shares)
• ING American Funds Growth Portfolio	• American Funds Insurance Series Growth Fund (Class 2 Shares)
• ING American Funds Growth-Income Portfolio	• American Funds Insurance Series Growth-Income Fund (Class 2 Shares)
• ING American Funds International Growth and Income Portfolio •	• American Funds Insurance Series International Growth and Income Fund (Class 1 Shares)
• ING American Funds International Portfolio	• American Funds Insurance Series International Fund (Class 2 Shares)

* * * * * * * * *

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

In Witness Whereof, each of the parties hereto have caused this Amendment No. 1 to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

ING USA Annuity and Life Insurance Company

By: Alice Su
Its: Vice President
ALICE SU

ReliaStar Life Insurance Company of New York

By: Alice Su
Its: Vice President
Alice Su

ING Investors Trust

By:
Its: Senior Vice President
Kimberly A. Anderson

ING Investments, LLC

By: Todd Modic
Its: Senior Vice President
Todd Modic

ING Investments Distributor, ~~LLC~~

By:
Its: Executive Vice President
Michael J. Roland

American Funds Insurance Series

By:
Its: Secretary

Approved for Signature by CRMC Legal Dept. MCJT

Capital Research and Management Company

By: Michael Downer
Its: Senior Vice President and Secretary